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                                                                  Exhibit 10(qq)


                                PROMISSORY NOTE


$2,100,000.00                                                Trenton, New Jersey
                                                               December 31, 1997


      FOR VALUE RECEIVED, Strategic Technology Systems, Inc., a Nevada corporation ("Debtor") promises to pay to the order of BASE TEN SYSTEMS, INC., a New Jersey corporation ("Payee"), at One Electronics Drive, Trenton, New Jersey 08819, or at such other place as Payee may from time to time designate in writing, the principal sum of $2,100,000.00, as provided herein. This Note is the promissory note referred to in the Asset Purchase Agreement, dated as of the date hereof, between Debtor and Payee (the "Purchase Agreement"). Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Purchase Agreement.

1. Payments

   1.1 Interest Payments. Debtor promises to pay interest on the unpaid principal amount hereof until maturity (whether by passage of time, acceleration or otherwise) at a rate equal to 7.5% per annum. Such interest shall be payable in arrears on the last day of each calendar quarter, commencing December 31, 1997 and ending on December 31, 2002 (the "Maturity Date") and such interest payments shall be made in lawful money of the United States. Interest shall be calculated on the basis of a 365-day year and actual days elapsed. Notwithstanding anything to the contrary contained in this Note, Debtor shall not be obligated to pay, and Payee shall not be entitled to charge, collect or receive interest in excess of the maximum rate allowed by applicable law. During any period of time in which the interest rate specified in this Note exceeds such maximum rate, interest shall accrue and be payable at such maximum rate.

   1.2 Principal Payments. Debtor shall not be required to make principal payments under this Note from the date hereof until December 31, 1999 (the "Initial Period"). Thereafter, this Note shall amortize in equal installments over a three year period beginning on March 31, 2000 and ending on the Maturity Date (the "Amortization Period"). Such principal payments during the Amortization Period shall be due and payable on the last day of each calendar quarter commencing on March 31, 2000.

   1.3 Optional Prepayments. Debtor may, at its option, at any time and from time to time, prepay all or any part of the principal balance of this Note, without penalty or premium, in multiples of $100,000, with any such prepayment being applied first to accrued interest due under the Note, and second to the principal amount due under the Note.

   1.4 Day of Payment. Whenever any payment to be made hereunder shall become due and payable on a day which is not a Business Day (as defined below), such payment may be made on the next succeeding Business Day and, in the case of any payment of principal, such extension

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made on the next succeeding Business Day and, in the case of any payment of principal, such extension of time shall in such case be included in computing interest on such payment. As used herein, "Business Day" shall mean any day which is not a Saturday or Sunday and on which banks in the State of New York are not authorized or required to close.

   1.5 Obligation to Pay. Debtor shall make all payments hereunder in full without offset, reduction or deduction of any kind or amount or for any reason, including, without limitation, setoff by any amounts which Debtor may claim or be entitled to claim under the Purchase Agreement.

   1.6 Default Rate. In the event that any principal or interest payment due hereunder shall not be paid as provided herein and an Event of Default has occurred, such payment shall bear interest at a rate equal to 18% per annum, from the date when such payment was due until paid.

2. Representations and Warranties. Debtor represents and warrants (which representations and warranties shall survive the execution and delivery of this Note) to Payee that:

   2.1 Organization: Corporate Power. Debtor is duly organized, validly existing and in good standing under the laws of the State of Nevada, has full corporate power and authority to own its property and assets and to carry on its business as now conducted, or as expected to be conducted immediately following the closing: As of the Closing, Debtor will be qualified to do business and will be in good standing in each jurisdiction in which such qualification is necessary under applicable laws as a result of the conduct of its business or the ownership of its properties, except where the failure to be so qualified and in good standing would not have a material adverse effect.

   2.2 Authorization. Debtor has all necessary power and authority and has taken all corporate action and has obtained all approvals necessary to execute, deliver and perform its obligations under this Note and to consummate the transactions contemplated hereby, and no other proceedings on the part of Debtor are necessary to authorize this Note or the transactions contemplated hereby. This Note has been duly executed and delivered by Debtor and is a valid, binding and enforceable obligation of Debtor, enforceable against it in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting creditors' rights generally and (ii) the general principles of equity, regardless of whether asserted in a proceeding in equity or at law.

   2.3 No Conflict or Violation. Neither the execution, delivery and performance of this Note by Debtor nor the consummations of the transactions contemplated hereby and thereby will result in (i) a violation of a conflict with any provision of the certificate of incorporation or by-laws of Debtor,
(ii) a breach of, or a default under any term or provision

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of any contract, agreement, indebtedness, lease, commitment, licence, franchise, Permit, authorization or concession to which Debtor is a party, which breach or default would have a Material Adverse Effect, or (iii) a violation by Debtor of any statute or law or any judgment, decree, regulation or rule of any court or Governmental Body applicable to Debtor, which violation would have a Material Adverse Effect.

    2.4 Consents and Approvals. No consent, approval, authorization of, or declaration, filing or registration with, any Governmental Body, or any other Person, is required to be made or obtained by Debtor in connection with the execution, delivery and performance of this Note .

    2.5 Litigation: Compliance with Laws; etc. (a) There are not any actions, suits or proceedings at law or in equity or by or before any governmental instrumentality or other agency or regulatory authority now pending or, to the knowledge of Debtor, threatened against or affecting Debtor.

         (b) Debtor is not in violation of any law, or in default with respect to any judgment, writ, injunction, decree, rule or regulation of any court or governmental agency or instrumentality.

    2.6 Title to Properties. Upon Closing, Debtor shall have good and marketable title to all of its properties and assets, free and clear of any lien, pledge, security interest, or other Encumbrance or claim of any kind, except in favor of Payee and except as otherwise provided in the Purchase Agreement.

3. Affirmative Covenants. Debtor covenants and agrees with Payee that, so long as this Note shall remain in effect, or the principal of or interest of this Note or any fee, expense or amount payable hereunder or with respect to this Note shall be unpaid, it will:

    3.1 Existence. Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence.

    3.2 Taxes. Pay and discharge promptly when due all Taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property before the same shall become delinquent or in default unless the validity or amount thereof is being contested in good faith by appropriate proceedings and Debtor has maintained adequate reserves with respect thereto in accordance with generally accepted accounting principals.

    3.3 Litigation and Other Notices. Upon knowledge by Debtor, give Payee prompt written notice of the following:


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      (a) the issuance by any court or Governmental Body of any injunction, order, decision or other restraint prohibiting, or having the effect of invalidating, any provision of this Note, the Security Agreement or the other documents to be delivered by Debtor under the Security Agreement, or the initiation of any litigation or similar proceeding seeking any such injunction, order, decision or other restraint;

      (b) the filing or commencement of any action, suit or proceeding against Debtor, whether at law or in equity or by or before any court or Governmental Body, which is brought by or on behalf of any Governmental Body, or in which injunctive or other equitable relief is sought and such relief, if obtained, would materially impair the right or ability of Debtor to perform its obligations under this Note; and

      (c) any Event of Default (as hereinafter defined) or event or condition which, with the giving of notice or lapse of time or both, would constitute an Event of Default, specifying the nature and extent thereof and the action (if any) which is proposed to be taken with respect thereto.

4. Negative Covenants. Debtor covenants and agrees with Payee that, so long as this Note shall remain in effect or the principal of or interest on this Note, any fee, expense or amount payable hereunder or with respect to this Note shall be unpaid, it will not:

   4.1 Liens. Incur, create, assume or permit to exist in favor of an affiliate of the Debtor any lien or other Encumbrance of any kind or nature on any of its property or assets, whether owned at the date hereof or hereafter acquired, or assign or convey any rights to or security interests in any future revenues to an affiliate of the Debtor.

   4.2 Dividends and Distributions. Declare or pay, directly and indirectly, any cash dividends or make any other distribution, whether in cash, property, securities or a combination thereof, with respect to (whether by reduction of capital or otherwise) any shares of its capital stock or directly or indirectly redeem, purchase, retire or otherwise acquire for value (or permit any subsidiary of Debtor to purchase or acquire) any shares of any class of its capital stock or set aside any amount for any such purpose or make any principal payment or prepayment on account of, or purchase, redeem or defease any indebtedness to an affiliate for borrowed money or make any payment of principal thereon (other than prepayments and payments permitted or required hereunder), or agree to do any of the foregoing, or permit any subsidiary of Debtor to do any of the foregoing or agree to do any of the foregoing.
Debtor and Payee acknowledge and agree that no provision herein shall prohibit any shareholder of Debtor from selling its shares of capital stock of Debtor pursuant to a public offering.

   4.3 Consolidations, Mergers and Sales of Assets. Consolidate with or merge into any other Person (where Debtor is not the surviving entity), or sell, lease, transfer or assign to any Persons or otherwise dispose of (whether in one transaction or a series of transactions) all or substantially all of its properties or assets other than inventory (whether now owned or


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hereafter acquired) or permit another Person to merge into it (where Debtor is not the surviving entity).

5.   Events of Default; Remedies.

      5.1 Defaults. If any one or more of the following events ("Events of Default") shall occur:

           (a) If Debtor shall default in the payment of any of the principal of or interest on this Note when due and such default shall not have been cured by Debtor within ten (10) days of receipt of written notice of such default by Payee; or

           (b) If Debtor shall default in the observance or performance of any covenants or agreements contained in this Note; or

           (c) If any representation or warranty made by Debtor in this Note or in connection with any of the transactions contemplated herein shall prove to have been false or incorrect in any material respect when made; or

           (d) If Debtor shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due, or shall file a voluntary petition in bankruptcy or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or shall file any answer admitting or not contesting the material allegations of a petition filed against it in any such proceeding, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of all or any substantial part of the properties of Debtor; or

           (e) If, within sixty (60) days after the commencement of an action against Debtor seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such action shall not have been dismissed or stayed or if, within sixty (60) days after the appointment, without the consent or acquiescence of Debtor, of any trustee, receiver, or liquidator of any Debtor or any substantial part of Debtor's properties, such appointment shall not have been vacated; or

           (f) If any order, judgment, or decree shall be entered in any proceeding against Debtor requiring Debtor to divest itself of a substantial part of its assets, or awarding a money judgment or judgments against Debtor aggregating more than $100,000, and if, within thirty (30) days after entry thereof, such order, judgment or decree shall not have been discharged or execution thereof stayed pending appeal; or if, within thirty (30) days after the expiration of any such stay, such judgment, order or decree shall not have been discharged; or

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        (g)  If default shall be made with respect to any indebtedness of
Debtor in excess of $100,000 if the effect of any such default shall be to accelerate or permit the acceleration of the maturity of such indebtedness; or any amount of principal or interest in respect of such indebtedness shall not be paid when and as due (after giving effect to any period of grace specified for such payment in the instrument evidencing or governing the same); or

        (h) If Debtor shall default on the payment of any amount due under the Sublease or in the observance or performance of any covenants contained in the Sublease; or

        (i) If this Note shall for any reason cease to be, or shall be asserted by Debtor not to be, a legal, valid and binding obligation of Debtor, enforceable in accordance with its terms;

        then in the case of an Event of Default described in Sections 6.1(d) or 6.1(e) above, the unpaid balance of this Note and all interest accrued hereon shall automatically (without any action on the part of Payee and without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived) forthwith become due and payable, and in the case of any other Event of Default, then and in any such event, and at any time thereafter, if such or any other Event of Default shall then be continuing, Payee may, at its option, declare this Note to be due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding. Payee shall have all of the rights and remedies set forth in this Note and in any instrument or document referred to herein and under any other applicable law relating to this Note.

    5.2 Rights and Remedies Cumulative. No right or remedy herein conferred upon Payee is intended to be exclusive of any other right or remedy contained herein or in any instrument or document delivered in connection with or pursuant to this Note and every such right or remedy shall be cumulative and shall be in addition to every other such right or remedy contained herein and therein or now or hereafter existing at law or in equity or by statute, or otherwise.

    5.3 Rights and Remedies Not Waived. No course of dealing between Debtor and Payee or any failure or delay on the part of Payee in exercising any rights or remedies of Payee and no single or partial exercise of any rights or remedies hereunder shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder.

6.  Miscellaneous.

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   6.1  Collection Costs.  In the event Payee shall refer this Note to an attorney for collection upon the occurrence of an Event of Default, Debtor agrees to pay, in addition to unpaid principal and interest, all the costs and expenses incurred in attempting or effecting collection hereunder, including reasonable attorneys' fees and disbursements, whether or not suit is instituted.

   6.2 Waivers. Presentment, demand, protest or other notice of any kind, except as may be otherwise specifically provided herein, are all hereby waived with respect to this Note.

   6.3 Modification. No modification or waiver of any provision of this Note and no consent by Payee to any departure therefrom by Debtor shall be effective unless such modification or waiver shall be in writing and signed by Payee, and the same shall then be effective only for the period and on the conditions and for the specific instances and purposes specified in such writing. No notice to or demand on Debtor in any case shall entitle Debtor to any other or further notice or demand in similar or other circumstances.

   6.4 Expenses. (a) Debtor agrees to pay all reasonable out-of-pocket expenses incurred by Payee in connection with the preparation of any amendments, modifications or waivers of the provisions of this Note requested by Debtor or incurred by Payee in connection with the occurrence of an Event of Default and the enforcement or protection of its rights in connection with this Note or in connection with any pending or threatening action, proceeding, or investigation relating to the foregoing, in each case including but not limited to the reasonable fees and disbursements of counsel for Payee.

         (b) The provisions of this Section 6.4 shall remain operative and in full force and effect regardless of the expiration of the term of this Note, the consummation of the transactions contemplated hereby, the repayment of this Note, the invalidity or unenforceability of any term or provision of this Note, or any investigation made by or on behalf of Payee. All amounts due under this Section 6.4 shall be payable on written demand therefor.

   6.5 Entire Agreement; Waiver of Jury Trial, etc. (a) This Note constitutes the entire contract between the parties relative to the subject matter hereof. Any previous agreement among the parties with respect to the transactions contemplated herein is superseded by this Note . Except as expressly provided herein, nothing in this Note , expressed or implied, is intended to confer upon any party, other than the parties hereto, any rights, remedies, obligations or liabilities under or by reason of this Note.

         (b) Except as prohibited by law, Debtor hereby waives any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Note.


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    6.6  Consent of Jurisdiction.  Debtor hereby irrevocably consents to the jurisdiction of the Courts of the State of New Jersey and of any Federal Court located in New Jersey in connection with any action or proceeding arising out of or relating to this Note.

    6.7 Benefit of Agreement. This Note shall be binding upon the successors and assigns of Debtor and inure to the benefit of the Payee and its successors, endorsees and assigns.

    6.8 Notices. required or permitted hereunder shall be sufficient if in writing and delivered by hand or sent by telecopy, or sent postage prepaid, by U.S. Post Office express mail, or by recognized overnight air courier service and shall be deemed given when so delivered by hand, or telecopied, or if mailed or sent by overnight courier service, on the scheduled delivery date, to the parties at the following addresses:

         (a) if to Debtor, to Strategic Technologies, Inc., One Electronics Drive, Trenton, New Jersey, 08619.

         (b) if to Payee, to Base Ten Systems, Inc., One Electronics Drive, Trenton, New Jersey, 08619.

    or to such other address as the addressee may have specified in a notice duly given to sender as provided herein, delivered or three days after being sent by registered or certified mail, postage prepaid, return receipt requested, if by mail, or upon receipt if by any telegraphic or telex communications equipment, in each case addressed to such party as provided in this Section 7.8 or in accordance with the latest unrevoked direction from such party.

    6.9 New Jersey Law. This Note shall be construed in accordance with and governed by the laws of the State of New Jersey.

                                       STRATEGIC TECHNOLOGY SYSTEMS, INC.


                                       By:      /s/ Edward J. Klinsport
                                          -----------------------------------
                                          Name:  Edward J. Klinsport
                                          Title: President and Chief Executive
                                                   Officer